EXHIBIT 21

                     List of Subsidiaries of the Registrant


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                         SUBSIDIARIES OF THE REGISTRANT

NBT  BANCORP  INC.  has  the  following  subsidiaries,  which  are wholly owned:

NBT Bank, National Association
52 South Broad Street
Norwich, New York 13815
Telephone: (607) 337-2265
E.I.N. 15-0395735

NBT Financial Services, Inc.
52 South Broad Street
Norwich, New York 13815
Telephone: (607) 337-2265
E.I.N. 16-1576562

CNBF Capital Trust 1
24 Church Street
Canajoharie, New York 13317
Telephone: (518) 673-3243
E.I.N. 14-1249234


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